UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MYRIAD GENETICS, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than Registrant)

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2)	Form, Schedule or Registration Statement No.:

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MYRIAD GENETICS, INC.

October 15, 2007

Dear Stockholder,

You are cordially invited to attend the 2007 Annual Meeting of Stockholders of Myriad Genetics, Inc. to be held at 9:00 a.m. MST on Thursday, November 15, 2007, at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108. The attached notice of annual meeting and proxy statement describe the business we will conduct at the Annual Meeting and provide information about Myriad Genetics, Inc. that you should consider when you vote your shares.

At the Annual Meeting, three persons will be elected to the Board of Directors. We will also seek stockholder approval of an increase in the aggregate number of shares for which stock options may be granted under our 2003 Employee, Director and Consultant Stock Option Plan. In addition, we will ask stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2008. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, when you have finished reading the proxy statement, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the card. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Peter D. Meldrum
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT.

PLEASE RETURN YOUR PROXY CARD PROMPTLY.

MYRIAD GENETICS, INC.

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME:	9:00 a.m. MST

DATE:	Thursday, November 15, 2007

PLACE:	The offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108

PURPOSES:

1.	To elect three members to the Board of Directors to serve three-year terms expiring in 2010.

2.	To approve a proposed amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,500,000 shares.

3.	To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2008.

4.	To consider any other business that is properly presented at the Annual Meeting and any adjournments thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Myriad Genetics, Inc. common stock at the close of business on September 28, 2007. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

Richard M. Marsh Secretary

October 15, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING	1
Why Did You Send Me this Proxy Statement?	1
Who Can Vote?	1
How Many Votes Do I Have?	1
How Do I Vote?	1
How Does the Board of Directors Recommend That I Vote on the Proposals?	2
May I Revoke My Proxy?	2
What if I receive More Than One Proxy Card?	2
Will My Shares be Voted if I Do Not Return My Proxy Card?	3
What Vote is Required to Approve Each Proposal and How are Votes Counted?	3
Is Voting Confidential?	3
Who Will Bear the Costs of Soliciting these Proxies?	4
What Constitutes a Quorum for the Meeting?	4
Householding of Annual Disclosure Documents	4
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	5
MANAGEMENT	7
The Board of Directors	7
Director Independence	9
Committees of the Board of Directors and Meetings	9
Stockholder Communications to the Board	12
Executive Officers	13
EXECUTIVE COMPENSATION	15
Compensation Discussion and Analysis	15
Summary Compensation Table	21
Grants of Plan-Based Awards	21
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table	22
Outstanding Equity Awards At Fiscal Year-End	24
Option Exercises and Stock Vested	27
Pension Benefits	27
Nonqualified Deferred Compensation	27
Potential Payments Upon Termination or Change-in-Control	27
Director Compensation	31
Equity Compensation Plan Information	33
COMPENSATION COMMITTEE REPORT	34
REPORT OF AUDIT COMMITTEE	34
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	35
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	35
NOTICE ITEM 1: ELECTION OF DIRECTORS	37
NOTICE ITEM 2: INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER OUR 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN	38
General	38
Material Features of the 2003 Plan	38
Federal Income Tax Considerations	40
NOTICE ITEM 3: INDEPENDENT PUBLIC ACCOUNTANTS	42
Change in Certifying Accountant	42
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services	43
CORPORATE CODE OF CONDUCT AND ETHICS	43
OTHER MATTERS	43
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	44

MYRIAD GENETICS, INC.

320 WAKARA WAY

SALT LAKE CITY, UTAH 84108

(801) 584-3600

PROXY STATEMENT FOR THE MYRIAD GENETICS, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because the Board of Directors of Myriad Genetics, Inc., is soliciting your proxy to vote at the 2007 Annual Meeting of stockholders to be held at our offices, 320 Wakara Way, Salt Lake City, Utah 84108, on Thursday, November 15, 2007, at 9:00 a.m., MST, and any adjournments of the meeting. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

On October 15, 2007 we began sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with the proxy statement our 2007 annual report, which includes our financial statements for the fiscal year ended June 30, 2007. You can also find a copy of our 2007 Annual Report on Form 10-K on the Internet through the Securities and Exchange Commission’s (SEC) electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.myriad.com.

Who Can Vote?

Only stockholders who owned Myriad Genetics, Inc. common stock at the close of business on September 28, 2007 are entitled to vote at the Annual Meeting. On this record date, there were 43,834,441 shares of our common stock outstanding and entitled to vote. Myriad Genetics, Inc. common stock is our only class of voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Myriad Genetics, Inc. common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer and Trust Company, or you have stock certificates, you may vote by mail or in person. If by mail, please complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•

By mail. Complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you hold your shares through a broker, you will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

If you properly fill in your proxy card and send it to us in time, your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the three nominees for director;

•	“FOR” the amendment to our 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of our common stock available for issuance under this plan by 1,500,000 shares; and

•	“FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending June 30, 2008.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above; only your latest Internet or telephone vote will be counted;

•	notifying our Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on both Proposals 1 and 3 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We have adopted a policy on plurality votes for the election of directors which is described in Notice Item 1—Election of Directors of this proxy statement.

Proposal 2: Approve Amendment to Increase the Shares Available Under Our 2003 Employee, Director and Consultant Stock Option Plan	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to approve the amendment to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan. Abstentions will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal; therefore, any shares not voted by a customer will be treated as a broker non-vote, such broker non-votes will have no effect on the results of this vote.

Proposal 3: Ratify Selection of Independent Public Accountants	The affirmative vote of a majority of the shares voted affirmatively or negatively for this proposal is required to ratify the selection of independent public accountants. Abstentions will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to select our independent public accountants. However, if our stockholders do not ratify the selection of Ernst & Young LLP as our independent public accountants for the fiscal year ending June 30, 2008, our Audit Committee of our Board of Directors will reconsider its selection.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspectors of Election examine these documents. Management, other than the Inspectors of Election, will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Who Will Bear the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. If a quorum is not represented at the meeting, the meeting cannot take place. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents

In December 2000, the SEC adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer and Trust Company, by calling their toll free number, 1-800-937-5449. If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Myriad shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Myriad shares are registered in your own name, please contact our transfer agent, American Stock Transfer and Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing them at American Stock Transfer and Trust Company, 6201 15th Avenue, 2nd Floor, Brooklyn, New York 11219.

•

If a broker or other nominee holds your Myriad shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of September 20, 2007 for (a) each stockholder that we know to be the beneficial owner of more than 5% of our common stock, (b) the executive officers named in the Summary Compensation Table on page 21 of this proxy statement, (c) each of our directors and director nominees and (d) all of our current directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of September 20, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 43,820,361 shares of common stock outstanding on September 20, 2007.

	Shares Beneficially Owned (1)
Name and Address**	Number	Percent
5% or More Stockholders
FMR Corp. (2)	4,376,113	10.0%
82 Devonshire Street
Boston, MA 02109
T. Rowe Price Associates, Inc. (3)	4,095,790	9.3%
100 E. Pratt Street
Baltimore, MD 21202
Citadel Limited Partnership (4)	2,355,472	5.4%
131 S. Dearborn Street, 32nd Floor
Chicago, IL 60603

Named Executive Officers
Mark H. Skolnick, Ph.D. (5)	967,448	2.2%
Peter D. Meldrum (6)	613,429	1.4%
Adrian N. Hobden Ph.D. (7)	607,260	1.4%
Gregory C. Critchfield M.D. (8)	486,037	1.1%
Jay M. Moyes (9)	348,203	*

Directors and Director Nominees
Arthur H. Hayes, Jr., M.D. (10)	100,000	*
Linda S. Wilson, Ph.D. (11)	97,500	*
Walter Gilbert, Ph.D. (12)	70,000	*
Robert S. Attiyeh (13)	43,000	*
John T. Henderson, M.D. (14)	42,000	*
Dennis H. Langer, M.D., J.D. (15)	40,000	*
All current executive officers and directors as a group (17 persons) (16)	4,146,020	8.8%

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
**	Unless otherwise indicated, the address for each beneficial owner is c/o Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.
(1)	Attached to each share of common stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of our Series A Junior Participating Preferred Stock, par value $.01 per share, which Preferred Share Purchase Rights are not presently exercisable.
(2)

This information is based solely on a Schedule 13G filed on January 10, 2007 with the SEC. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser, is deemed to be the beneficial owner of 4,376,113 shares of our common stock as a result of acting as investment adviser to various investment companies, one of which, Fidelity Growth

Equity Fund, holds 3,404,948 shares of our common stock. Edward C. Johnson 3d and FMR Corp., through its control of Fidelity, each has sole power to dispose of but not the power to vote or direct the voting of these shares, as such voting power resides with the funds’ Boards of Trustees.

(3)	This information is based solely on a Schedule 13G/A filed on February 14, 2007 with the SEC. These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(4)	This information is based solely on a Schedule 13G filed on July 6, 2007 with the SEC. Citadel Limited Partnership is a member of a group which includes Citadel Investment Group, L.L.C., a Delaware limited liability company, Kenneth Griffin, a U.S. citizen, Citadel Equity Fund Ltd., a Cayman Islands company, and Citadel Derivatives Group LLC, a Delaware limited liability company. Each member of the group is deemed to be a beneficial owner with shared voting and dispositive power.
(5)	Includes shares held directly by Dr. Skolnick and his wife, shares held by a family limited partnership of which Dr. Skolnick is a general partner, and shares held in a grantor retained annuity trust. Also includes 412,496 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(6)	Includes 463,267 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(7)	Includes 560,024 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(8)	Includes 440,222 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(9)	Includes shares held directly by Mr. Moyes and his children. Also includes 322,521 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(10)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(11)	Includes 93,900 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(12)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(13)	Includes 40,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(14)	Includes 40,000 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(15)	Consists solely of shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007.
(16)	See Notes 6-15 above. Also includes 3,280,103 shares of common stock subject to currently exercisable options and options exercisable within 60 days of September 20, 2007 held by other executive officers.

MANAGEMENT

The Board of Directors

Our Restated Certificate of Incorporation, as amended, and Restated By-Laws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows: Robert S. Attiyeh and John T. Henderson, M.D. constitute a class with a term ending at the 2009 annual meeting (the “Class I directors”); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term which expires at the upcoming annual meeting (the “Class II directors”); and Walter Gilbert, Ph.D., Arthur H. Hayes, Jr., M.D., and Dennis H. Langer, M.D., J.D. constitute a class with a term ending at the 2008 annual meeting (the “Class III directors”).

On September 26, 2007, our Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Mr. Meldrum, Dr. Skolnick and Dr. Wilson for election at the annual meeting for a term of three years to serve until the 2010 annual meeting of stockholders, and until their respective successors have been elected and qualified, or until their earlier death, resignation, retirement or removal.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages as of September 20, 2007, their offices at Myriad, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

NAME	AGE	POSITION WITH MYRIAD
John T. Henderson, M.D. (2)	63	Chairman of the Board of Directors
Walter Gilbert, Ph.D. (1)(2)	75	Vice Chairman of the Board of Directors
Peter D. Meldrum	60	President, Chief Executive Officer, Director
Mark H. Skolnick, Ph.D.	61	Chief Scientific Officer, Director
Robert S. Attiyeh (1)	73	Director
Arthur H. Hayes, Jr., M.D. (3)	74	Director
Dennis H. Langer, M.D., J.D. (2)(3)	56	Director
Linda S. Wilson, Ph.D. (1)(3)	70	Director

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Member of the Nominating and Governance Committee.

The following is a brief summary of the background of each of our directors.

John T. Henderson, M.D. has been a Director of Myriad since May 2004 and Chairman of the Board of Directors since April 2005. Since December 2000, Dr. Henderson has served as a consultant to the pharmaceutical industry as president of Futurepharm LLC. Until his retirement in December 2000, Dr. Henderson was with Pfizer for over 25 years, most recently as a Vice President in the Pfizer Pharmaceuticals Group. Dr. Henderson previously held Vice Presidential level positions with Pfizer in Research and Development in Europe and later in Japan. He was also Vice President, Medical for the Europe, U.S. and International Pharmaceuticals groups at Pfizer. Dr. Henderson earned his bachelor’s and medical degree from the University of Edinburgh and is a Fellow of the Royal College of Physicians (Ed.).

Walter Gilbert, Ph.D., Vice Chairman of the Board of Directors, joined Myriad as a founding scientist and Director in March 1992. Dr. Gilbert won the Nobel Prize in Chemistry in 1980 for his contributions to the development of DNA sequencing technology. He was a founder of Biogen, Inc. (now Biogen Idec Inc.) and its

Chairman of the Board and Chief Executive Officer from 1981 to 1985. He has held professorships at Harvard University in the Departments of Physics, Biophysics, Biology, Biochemistry and Molecular Biology, and Molecular and Cellular Biology. Dr. Gilbert currently is a Carl M. Loeb University Professor Emeritus at Harvard University and serves on the Board of Directors of Memory Pharmaceuticals Corp., and as a General Partner of BioVentures Investors II Investment Fund.

Peter D. Meldrum has been a Director of Myriad since its inception in May 1991 and has been our President and Chief Executive Officer since November 1991. Prior to joining us he was President and Chief Executive Officer of Founders Fund, Inc., a venture capital group specializing in the biotechnology industry. He received a honorary Doctorate of Science from Westminster College in 2004, an M.B.A. from the University of Utah in 1974 and a B.S. in Chemical Engineering from the University of Utah in 1970.

Mark H. Skolnick, Ph.D., a scientific founder of Myriad, has been a Director since our inception in 1991 and has served as Chief Scientific Officer since 1997. Dr. Skolnick and several colleagues were the first to conceive of using restriction fragment length polymorphism technology as genetic markers, a breakthrough that underpinned the Human Genome Project. He received his Ph.D. in Genetics from Stanford University in 1975, and a B.A. in Economics from the University of California at Berkeley in 1968.

Robert S. Attiyeh joined Myriad as a Director in December 2003. Mr. Attiyeh has been a manager of Beacon Hill Properties, LLC, a real estate investment firm, from 1998 to the present. Mr. Attiyeh served Amgen as its Chief Financial Officer and Senior Vice President, Finance and Corporate Development from 1994 to 1998. Prior to joining Amgen, he was a director of McKinsey and Company, a management-consulting firm, from 1967 to 1994. He served as a Director of the Federal Reserve Bank of San Francisco from 1997 through 2002, and Chairman of the Federal Reserve Bank’s Audit Review Committee from 1999 through 2002. He received his M.B.A. from Harvard University in 1961 and his bachelor’s degree in electrical engineering from Cornell University. Mr. Attiyeh currently serves on the Board of Directors of International Rectifier Corporation.

Arthur H. Hayes, Jr., M.D., a Director of Myriad since November 1992, served as Commissioner of the U.S. Food and Drug Administration from 1981 to 1983. From 1991 to 2006, he served as the President and COO of Mediscience Associates. From 1986 to 1991, Dr. Hayes served as the President and CEO of EM Pharmaceuticals, Inc., the United States affiliate of E. Merck of Darmstadt, Germany (now Merck KGaA). He also served as Provost and Dean of New York Medical College from 1983 to 1986. Dr. Hayes serves on the Board of Directors of Tapestry Pharmaceuticals, Inc. and Celgene Corporation. He also serves on the Board of Directors of the Macy Foundation.

Dennis H. Langer, M.D., J.D., has been a Director of Myriad since May 2004. Since August 2005, Dr. Langer has served as Managing Partner of Phoenix IP Ventures, LLC. From January 2004 to July 2005, Dr. Langer served as President, North America for Dr. Reddy’s Laboratories, Inc. From September 1994 until January 2004, Dr. Langer held several high-level positions at GlaxoSmithKline, and its predecessor, SmithKline Beecham, including most recently as a Senior Vice President of Research and Development. He has a broad base of experience in innovative R&D companies such as Eli Lilly, Abbott and GD Searle. He is also a Clinical Professor at the Department of Psychiatry, Georgetown University School of Medicine. Dr. Langer has earned a J.D. (cum laude) from Harvard Law School, an M.D. from Georgetown University School of Medicine, and a B.A. in Biology from Columbia University. Dr. Langer currently serves on the Board of Directors of Auxilium Pharmaceuticals, Inc., Cytogen Corporation, and Pharmacopeia, Inc.

Linda S. Wilson, Ph.D., a Director of Myriad since October 1999, served as President of Radcliffe College, Cambridge, MA from 1989 to 1999. Dr. Wilson has also served as Vice President for Research, University of Michigan, and as Associate Vice Chancellor for Research and Associate Dean of the Graduate College, University of Illinois. Dr. Wilson is a member of the Institute of Medicine of the National Academy of Sciences. She served seven years as a Trustee and three years as an Honorary Trustee of the Massachusetts General Hospital, and six years on the Board of Visitors of the University of Wisconsin College of Letters and Science.

She served on the Boards of Directors for INACOM, Inc. and ICANN (the Internet Corporation for Assigned Names and Numbers) until June 2003. She is also a Trustee of Tulane University, a Trustee of the Murphy Foundation, and a Director of Friends of the DaPonte String Quartet. Dr. Wilson received her Ph.D. in Chemistry from the University of Wisconsin and her B.A. in Chemistry from Newcomb College, Tulane University.

Director Independence

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Myriad, either directly or indirectly. Based on this review, our Board has determined that the following members of the Board are “independent directors” as defined by The Nasdaq Stock Market LLC: Mr. Attiyeh, Dr. Gilbert, Dr. Hayes, Dr. Henderson, Dr. Langer and Dr. Wilson.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended June 30, 2007 (“Fiscal 2007”) there were five meetings of the Board of Directors, and the various committees of the Board met a total of 15 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he or she served during Fiscal 2007, except for Dr. Gilbert, who had scheduling conflicts during one of the Board meetings and three of the eight meetings of committees on which he served. The Board has adopted a policy under which each member of the Board is encouraged but not required to attend each annual meeting of our stockholders. At the time of our 2006 annual meeting of stockholders we had eight board members, seven of whom attended the 2006 annual meeting.

Audit Committee. Our Audit Committee met five times during Fiscal 2007. This committee currently has three members, Mr. Attiyeh (Chairman), Dr. Gilbert and Dr. Wilson. Our Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter and include the authority to retain and terminate the services of our independent registered public accounting firm. In addition, the Audit Committee reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Our Board of Directors has determined that all members of the Audit Committee satisfy the current independence standards promulgated by the SEC and by The Nasdaq Stock Market LLC, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Attiyeh is an “audit committee financial expert,” as the SEC has defined that term in Item 407 of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Audit Committee’s written charter is publicly available on the Investor Relations—Corporate Governance section of our website at www.myriad.com.

Please also see the report of the Audit Committee set forth elsewhere in this proxy statement.

Compensation Committee. Our Compensation Committee met three times during Fiscal 2007. This committee currently has three members, Dr. Langer (Chairman), Dr. Gilbert, and Dr. Henderson. Our Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter and include reviewing, approving and making recommendations regarding our compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to our success. The Compensation Committee also is responsible for recommending to the independent members of our Board the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. Our Board of Directors has determined that all members of the Compensation Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. Our Compensation Committee is also responsible for establishing and administering our executive compensation policies and equity compensation plans. The Compensation Committee meets at least three times per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee. A copy of the Compensation Committee’s written charter is publicly available on the Investor Relations—Corporate Governance section of our website at www.myriad.com.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Compensation Discussion and Analysis.” In addition, we have retained Radford Surveys + Consulting as our compensation consultant to assist us in providing recommendations for director compensation and determining a peer group of comparable industry companies for our executive officer compensation review.

Please also see the report of the Compensation Committee set forth elsewhere in this proxy statement.

Nominating and Governance Committee. Our Nominating and Governance Committee met seven times during Fiscal 2007 and has three members, Dr. Wilson (Chairman), Dr. Hayes and Dr. Langer. This committee’s role is set forth in the Nominating and Governance Committee’s written charter and include evaluating and making recommendations to the full Board as to the size and composition of the Board and its committees, evaluating and making recommendations as to potential candidates, and developing and recommending to the Board corporate governance guidelines applicable to Myriad. The committee also oversees the annual Board performance evaluations submitted anonymously by each member of the Board, as well as Myriad’s policy on plurality voting for director elections, which is described in Notice Item 1—Election of Directors of this proxy statement. The Board of Directors has determined that all members of the Nominating and Governance Committee qualify as independent under the definition promulgated by The Nasdaq Stock Market LLC.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 Annual Meeting of Stockholders using the procedures set forth in the Company’s Restated By-laws, it must follow the procedures described below and in “Stockholder Proposals and Nominations For Director” at the end of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, for each annual meeting, the Nominating and Governance Committee will consider only one recommended nominee from any stockholder or group of affiliated stockholders, and such recommending stockholder or group must have held at least 5% of our common stock for at least one year. All stockholder recommendations for proposed director nominees must be in writing to the Nominating and Governance Committee, care of Myriad’s Secretary at 320 Wakara Way, Salt Lake City, Utah 84108, and must be received no later than 120 days prior to the first anniversary of the date of the proxy statement for the previous year’s annual meeting. The recommendation must be accompanied by the following information concerning the recommending stockholder:

•	the name, address and telephone number of the recommending stockholder;

•	the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held;

•

if the recommending stockholder is not a stockholder of record, a statement from the record holder verifying the holdings of the recommending stockholder and a statement from the recommending stockholder of the length of time such shares have been held (alternatively the recommending stockholder may furnish a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the SEC, together with a statement of the length of time that the shares have been held); and

•	a statement from the recommending stockholder as to a good faith intention to continue to hold such shares through the date of the next annual meeting.

The recommendation must also be accompanied by the following information concerning the proposed nominee:

•	the information required by Items 401, 403 and 404 of Regulation S-K under the Securities Act;

•	a description of all relationships between the proposed nominee and the recommending stockholder, including any agreements or understandings regarding the nomination;

•	a description of all relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding Myriad; and

•	the contact information of the proposed nominee.

The recommending stockholder must also furnish a statement supporting a view that the proposed nominee possesses the minimum qualifications as set forth below for director nominees and describing the contributions that the proposed nominee would be expected to make to the board and to the governance of Myriad and must state whether, in its view, the proposed nominee, if elected, would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of Myriad. The recommendation must also be accompanied by the written consent of the proposed nominee (i) to be considered by the Nominating and Governance Committee and interviewed if the committee chooses to do so in its discretion, and (ii) if nominated and elected, to serve as a director.

For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, including the following threshold criteria:

•	candidates should possess the highest personal and professional standards of integrity and ethical values;

•	candidates must be committed to promoting and enhancing the long-term value of Myriad for its stockholders;

•	candidates must be able to represent fairly and equally all stockholders without favoring or advancing any particular stockholder or other constituency of Myriad;

•

candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavor, and possess mature and objective business judgment and expertise;

•	candidates are expected to have sound judgment, derived from management or policy making experience that demonstrates an ability to function effectively in an oversight role;

•

candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to Myriad, including, governance concerns, regulatory obligations, strategic business planning, competition and basic concepts of accounting and finance; and

•	candidates must have, and be prepared to devote, adequate time to the Board of Directors and its committees.

In addition, the Nominating and Governance Committee will also take into account the extent to which the candidate would fill a present need on the Board, including the extent to which a candidate meets the independence and experience standards promulgated by the SEC and by The Nasdaq Stock Market LLC.

A copy of the Nominating and Governance Committee’s written charter is publicly available on the Investor Relations—Corporate Governance section of our website at www.myriad.com.

The foregoing summary of our corporate governance policies is qualified in its entirety and subject to the terms of such policies as modified by the Board of Directors from time to time. The following corporate governance documents are publicly available on the Investor Relations—Corporate Governance section of our website at www.myriad.com:

•	Corporate Governance Principles;

•	Corporate Code of Conduct and Ethics;

•	Nominating and Governance Committee Charter;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Policy on Annual Shareholder Meeting Attendance by Directors;

•	Policy on Security Holder Communications with Directors;

•	Policy on Security Holder Recommendation of Candidates for Election as Directors;

•	Procedures for Security Holders Submitting Nominating Recommendations;

•	Policy Regarding Qualifications of Directors;

•	Policy For Handling Complaints Regarding Accounting and Auditing Matters and Code of Conduct Matters;

•	Policy on Plurality Vote for Director Elections;

•	Policy on Limiting Service on Public Company Boards;

•	Policy on New Director Orientation;

•	Policy on Continuing Education; and

•	Policy on Related Person Transactions.

Compensation Committee Interlocks and Insider Participation. Our Compensation Committee currently has three members, Dr. Langer (Chairman), Dr. Gilbert, and Dr. Henderson. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers is a member of the Compensation Committee, nor do any of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (801) 584-3600. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board or a designated member of the Board at 320 Wakara Way, Salt Lake City, Utah 84108. Communications will be distributed to the Board, to the Nominating and Governance Committee, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers.

Name	Age	Position
Peter D. Meldrum	60	President and Chief Executive Officer
Mark C. Capone	45	Chief Operating Officer, Myriad Genetic Laboratories, Inc.
Gregory C. Critchfield, M.D.	55	President, Myriad Genetic Laboratories, Inc.
James S. Evans	44	Vice President Finance
Adrian N. Hobden, Ph.D.	54	President, Myriad Pharmaceuticals, Inc.
William A. Hockett III	50	Executive Vice President of Corporate Communications
Jerry S. Lanchbury, Ph.D.	48	Executive Vice President of Research
W. Wayne Laslie	62	Chief Operating Officer, Myriad Pharmaceuticals, Inc.
Richard M. Marsh, Esq.	49	Executive Vice President, General Counsel and Secretary
Jay M. Moyes	53	Chief Financial Officer and Treasurer
Mark H. Skolnick, Ph.D.	61	Chief Scientific Officer

Peter D. Meldrum. Please see biography above under “Management—The Board of Directors.”

Mark C. Capone, Chief Operating Officer since February 2006 of Myriad Genetics Laboratories, Inc., a wholly owned subsidiary of Myriad, joined us in October 2002 as our Senior Vice President of Sales. Prior to joining Myriad, Mr. Capone served 17 years with Eli Lilly and Company, where he held positions as Product Development Manager, Manufacturing Plant Manager, and Area Sales Director. Mr. Capone received his B.S. degree in Chemical Engineering from Penn State University, graduating with highest distinction, his M.S. degree in Chemical Engineering from Massachusetts Institute of Technology, and his M.S. in Management from Massachusetts Institute of Technology.

Gregory C. Critchfield, M.D., President of Myriad Genetic Laboratories, Inc., a wholly owned subsidiary of Myriad, joined us in July 1998. Dr. Critchfield previously served as Senior Vice President, Chief Medical and Science Officer of Quest Diagnostics (formerly Corning Clinical Laboratories). Prior to Quest Diagnostics, Dr. Critchfield was Director of Clinical Pathology for Intermountain Health Care. Dr. Critchfield received his M.D. from the University of Utah and his M.S. in Biophysical Sciences from the University of Minnesota. He is Board Certified in Clinical Pathology.

James S. Evans, Vice President Finance joined us in 1995. Mr. Evans served as Myriad’s Corporate Controller from 1995 until July 2005, when he was named Vice President Finance. Mr. Evans began his career in the Audit/Attestation division of the international accounting firm KPMG, LLP, where he held several positions. He worked as the Controller for Genmark, Inc. and Shaperite Concepts, Ltd. prior to joining Myriad. Mr. Evans received a B.S. and Master of Accounting degrees from Brigham Young University and is a Certified Public Accountant licensed in the State of Utah.

Adrian N. Hobden, Ph.D., President of Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of Myriad, joined us in October 1998. Dr. Hobden previously served as Director, Global Biotechnology Ventures with Glaxo Wellcome Inc. During Dr. Hobden’s 17-year tenure with Glaxo, he held several senior management positions, including heading the Genetics, Molecular Science and Pharmacology Research Department before undertaking the directorship. Dr. Hobden received his Ph.D. from Leicester University in Microbiology/Molecular Biology and his B.A. in Biochemistry from Cambridge University.

William A. Hockett III, Executive Vice President of Corporate Communications, joined us in September 1993, serving as Vice President of Marketing for Myriad Genetic Laboratories prior to assuming the head communications position. Over 19 years in the medical diagnostics industry, in research, sales and marketing roles, Mr. Hockett managed a diverse range of immunological products and services. He was most recently Marketing Manager for a line of over 120 products for Diagnostic Products Corporation in Los Angeles. Mr. Hockett received his B.A. in Biochemistry from the University of California, Santa Cruz.

Jerry S. Lanchbury, Ph.D., Executive Vice President of Research, joined us in September 2002. Dr. Lanchbury came to us from GKT School of Medicine, King’s College where he had served as Reader in Molecular Immunogenetics and Head of Molecular Immunogenetics Unit since 1997. Dr. Lanchbury earned his Ph.D. from the University of Newcastle upon Tyne and 1st Class Honours, B.Sc. “Biology of Man & his Environment” degree from the University of Aston.

W. Wayne Laslie, Chief Operating Officer of Myriad Pharmaceuticals, Inc., a wholly owned subsidiary of Myriad, joined us in October 2004. Mr. Laslie came to us after working, beginning in 2003, as President and Chief Executive Officer of Cappharma Services, a global pharmaceutical marketing consulting firm. From 1998 until 2003 Mr. Laslie served as Executive Vice President of Otsuka America Pharmaceutical, Inc. Mr. Laslie has also worked in various positions with Aventis and Pfizer during his career. He received his B.S. degree in Biology from Georgia State University and earned his M.S. in Microbiology from the University of Georgia.

Richard M. Marsh, Esq., Executive Vice President, General Counsel and Secretary, joined us in November 2002. Mr. Marsh previously served as Director of Intellectual Property (2001-2002), Acting General Counsel and Secretary (2000-2001), and Director of Commercial Legal Affairs (1998-2000) for Iomega Corporation. Mr. Marsh served as a partner with the law firm of Parsons, Behle & Latimer in Salt Lake City from 1989 to 1998. Mr. Marsh received a LL.M. degree in Taxation from Georgetown University Law Center, a J.D. degree, magna cum laude, from Thomas M. Cooley Law School, and a B.S. degree in Accounting from Brigham Young University, and was formerly a Certified Public Accountant. Mr. Marsh currently serves on the boards of two not-for-profit organizations.

Jay M. Moyes, has served as our Chief Financial Officer and Treasurer since June 1996. Mr. Moyes previously served as our Vice President of Finance from July 1993 until July 2005. From 1991 into 1993, Mr. Moyes served as Vice President of Finance and Chief Financial Officer of Genmark, Inc. Mr. Moyes held various positions with the accounting firm of KPMG LLP from 1979 through 1991, most recently as a Senior Manager. He holds an M.B.A. degree from the University of Utah, a B.A. degree in Economics from Weber State University, and was formerly a Certified Public Accountant. Mr. Moyes currently serves on the Board of Directors of Osiris Therapeutics, Inc.

Mark H. Skolnick, Ph.D. Please see biography above under “Management—The Board of Directors.”

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary objectives of our Compensation Committee in establishing and maintaining our executive compensation programs are to attract and retain the best possible executive talent, motivate our executive officers to enhance our growth and profitability and increase long-term shareholder value, and reward the executive officers for their contribution to our growth, profitability, and increased shareholder value through the recognition of individual leadership, initiatives, achievements and other contributions. The specific directives of the Compensation Committee are to provide appropriate short- and long-term compensation and incentives, in the form of cash and equity, that motivate and reward the accomplishment of measurable individual and corporate objectives and which align executive officer compensation with creation of shareholder value. To achieve these objectives, the Compensation Committee has adopted and implements a compensation plan that bases a substantial portion of our executive officers’ compensation on our operational performance, including progress in our research, clinical and regulatory programs.

Formulating and Setting Executive Compensation

The Compensation Committee is responsible for formulating, evaluating, and approving the compensation, including the award of equity compensation, for our directors and executive officers. The Compensation Committee also assists the full Board in establishing and administering appropriate incentive compensation and equity-based plans. Historically, the Compensation Committee has utilized publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology industry, and in particular, data provided by the Radford Biotechnology Survey. This year, the Compensation Committee retained a consulting firm, Radford Surveys + Consulting (“Radford”), for the purpose of determining a peer group of companies for the derivation of competitive market data on the compensation of executive officers and to provide the Compensation Committee recommendations for director compensation. We believe that these data provide us appropriate compensation benchmarks because these companies are in our industry, share similar corporate structures, and are in similar development and operational stages.

As recommended by Radford, our peer group of companies for analyzing compensation paid to executives and directors consists of the following: Alkermes, BioMarin Pharmaceuticals, CV Therapeutics, Digene, Enzon Pharmaceuticals, Exelixis, Human Genome Sciences, Isis Pharmaceuticals, InterMune, Medarex, Medicis Pharmaceuticals, MGI PHARMA, Millennium Pharmaceuticals, Nektar Pharmaceuticals, OSI Pharmaceuticals, Pharmion, The Medicines Company, Theravance, United Therapeutics, and Vertex Pharmaceuticals. This peer group was selected on the basis of several factors to achieve a peer group representative of our industry. These factors include: number of employees, market value, revenues, net income, and product pipeline. Based on this peer group we determined an average salary and bonus compensation, as well as the average FAS 123R expense for equity compensation, at each of the executive officer levels. Additionally, we reviewed the 2006 Radford Biotechnology Survey data to determine the executive compensation between the 50th-75th percentile range. The Compensation Committee uses this information to evaluate the competitive nature of the compensation provided to our executive officers, including annual salary, bonus and equity grants.

With input from management, the Compensation Committee has approved a pay-for-performance philosophy for the compensation of our executive officers which is intended to provide base salary, bonus and total compensation within the 50th to 75th percentile of comparable companies in our industry. The comparable group of companies on which we rely for this determination is our peer group of companies as recommended by Radford, and as further corroborated by the 2006 Radford Biotechnology Survey information.

Within the scope of this pay-for-performance philosophy, we have determined the various components of each executive’s initial compensation package based on various factors, including: the executive’s particular background, training, and relevant work experience; the executive’s role and responsibilities and the compensation paid to similar persons in comparable companies represented in the compensation data that we utilized; the demand for individuals with the executive’s specific talents and expertise and our ability to attract and retain comparable talents; the performance goals and other expectations of the executive for his position; and the comparison to other executives within our company having similar skills and experience levels and responsibilities.

Establishment of Management Business Objectives and Annual Performance Evaluations

The Compensation Committee has implemented an annual management performance program for the purpose of establishing annual performance objectives for our executives to align their performance with the overall goals and objectives for Myriad. This process commences in the fourth quarter of each fiscal year as each executive meets with our President and CEO to propose annual Management Business Objectives (MBOs) for the ensuing fiscal year. After review and discussion, our President and CEO finalizes the executive’s MBOs for the ensuing fiscal year. Similarly, our President and CEO meets with the Compensation Committee at the end of each fiscal year to propose his MBOs for the ensuing fiscal year which, after review and discussion, are finalized by the Compensation Committee. All executive MBOs are then reported to, and reviewed by, the independent Board of Directors for comment and approval. At the end of the ensuing fiscal year, each executive’s performance for the fiscal year is reviewed, including an assessment by management and the Compensation Committee (including the independent Board of Directors in the case of the President and CEO) of the achievement of these MBOs. At this time, our President and CEO recommends an incentive cash bonus amount and salary adjustment for the executive for the ensuing fiscal year. The Compensation Committee, after further review and discussion with our President and CEO, then determines the annual cash bonus and base salary amount for the executive for the ensuing fiscal year. In the case of our President and CEO, the Compensation Committee makes its review and recommendations to the independent members of the Board of Directors without any compensation recommendations from our President and CEO, who is not present in any meetings of the Compensation Committee where his compensation is reviewed and discussed.

In evaluating compensation for our fiscal year 2007, we considered, among others, the following factors and events that occurred during fiscal year 2007:

•	the achievement of record quarterly and annual revenues for our predictive medicine products;

•	improved gross profit and operating margins;

•	improved net loss and loss per share;

•	increase in per share price;

•	progress in our research and development programs, including the introduction of new pharmaceutical product candidates for pre-clinical studies;

•	progress in our product pipeline, including the anticipated movement of pre-clinical compounds into human clinical trials;

•	progress of US and European Phase III trials for Flurizan™;

•	progress in development plans for commercialization of Flurizan;

•	initiation of Phase II trials for Azixa™;

•	the development and anticipated introduction of Theraguide 5-FU™ product; and

•	improvements to our manufacturing and laboratory operations measured by productivity metrics.

The individual MBOs for our named executive officers for fiscal year 2007 were as follows:

Peter D. Meldrum, President and CEO—manage the company and support the other executive officers to maximize the achievement of their MBOs; manage the company to achieve certain financial targets of total revenues, net loss and loss per share; provide training and experience opportunities for the executive officers with respect to management succession; manage the company with a goal to increase our stock price by a certain target percentage during fiscal 2007; and continue execution and development of corporate strategy.

Adrian N. Hobden, Ph.D., President, Myriad Pharmaceuticals, Inc.—initiate two Phase 2 clinical trials for Azixa; advance the preclinical development of Vivecon™; complete enrollment of the European Phase 3 trial for Flurizan; and complete the additional Flurizan Phase 1 trials necessary for submission of a New Drug Application to the Food and Drug Administration.

Gregory C. Critchfield, M.D., President, Myriad Genetic Laboratories, Inc.—achieve specified targets for predictive medicine revenues for fiscal year 2007; reduce laboratory turn around times and reque rates; achieve target gross profit margin percentage; improve existing diagnostic tests by including additional testing parameters; improve operational goals for equipment and laboratory processes; and continue to improve insurance reimbursement and coverage.

Jay M. Moyes, Chief Financial Officer and Treasurer—implement specific cost saving proposals to achieve target cash savings for fiscal year 2007; increase First Call research analyst coverage with the addition of new research analysts; improve outstanding account receivables and days sales outstanding to targeted levels; and manage the company’s annual shareholder meeting with the goal of approval of management recommendations to the shareholders.

Mark H. Skolnick, Ph.D., Chief Scientific Officer—identify and develop two new potential personalized medicine products and prepare the launch of at least one new product; execute existing research agreements and manage projects to completion; and manage research operations to fiscal year 2007 budget.

Role of Management in Our Compensation Program

Our management, including our President and CEO, supports the Compensation Committee, attends its meetings at its request, and performs various administrative functions at its request. Our President and CEO provides input to the Compensation Committee on the effectiveness of our compensation program and makes specific recommendations as to the base salary amounts, annual bonus amounts and stock option grants for the executive officers, other than for himself. Except for our President and CEO, no executive officer is present when the Compensation Committee discusses and determines the salary, bonus and stock option grants to be made for the executive officers. In addition, our President and CEO is excused from all meetings, and is not present, where matters pertaining to his compensation are discussed and determined for recommendation to the independent members of the Board by the Compensation Committee. Only the independent members of the Board are present for, and take part in, the review, discussion and approval of the compensation awarded to our President and CEO.

In June of each year, our President and CEO evaluates the annual performance of each of our executive officers, including an assessment of the accomplishment of each officer’s MBOs, and submits his recommendations to the Compensation Committee which then determines an annual cash incentive bonus amount and the base salary amount for the ensuing fiscal year for each of the executives. In September and February of each fiscal year, our President and CEO also makes recommendations to the Compensation Committee for stock option awards based on the performance of the officer to date, including progress on accomplishing MBOs. Annual bonuses, as well as base salary increases and stock option awards, are granted within the discretion of the Compensation Committee.

In the case of our President and CEO, his individual performance is reviewed and evaluated by the Compensation Committee in June of each year with respect to his annual cash bonus and base salary for the ensuing fiscal year, and in September and February of each year with respect to stock option awards. For the compensation, including the award of equity compensation, of our President and CEO, the Compensation Committee is responsible for (i) reviewing and approving corporate goals and objectives relevant to him,

(ii) evaluating his performance in light of these goals and objectives, and (iii) recommending to the Board his compensation based on this evaluation. The independent members of the Board of Directors then make the final determination of compensation, including the award of equity compensation, for our President and CEO.

Elements of our Compensation Program

The compensation program for our executive officers consists principally of base salary, an annual cash incentive bonus, long-term compensation in the form of stock options, and certain severance and termination benefits. We believe that these elements of our compensation policy strike an appropriate balance to incentivize and reward our executive officers for ongoing, short-term and long-term performance. An annual base salary provides the foundation of our compensation program and ensures that the executive officer is being paid ongoing compensation which allows us to attract and retain high-quality talent. The annual incentive cash bonus forms an important part of our compensation strategy by providing an incentive to reward short-term performance as measured by management objectives given to the executive officers. Stock option awards also form an important part of our compensation strategy. These equity grants reward our executive officers for the long-term performance of Myriad, and help to ensure that our executive officers have a stake in our long-term success by providing an incentive to improve our overall growth and value as measured by our stock price. This aligns the executive officer’s interests with stockholders’ long-term interests. Finally, we have entered into retention agreements with each of our executive officers to provide certain severance and termination benefits following a change in control to ensure our executive officers are motivated to stay with us during periods of uncertainty.

Base Salary

Base salaries for executive officers are based on various factors, including the scope of their role and responsibilities and their particular background, training and relevant work experience, taking into account the compensation paid to similar positions in comparable companies represented in the compensation data that we utilized, and also considering the demand for individuals with the executives’ specific talents and expertise and our ability to attract and retain comparable talents. We believe that the base salaries for our executive officers should generally be in the 50th to 75th percentile range of salaries for executives in similar positions and with similar responsibilities in comparable companies in our industry as represented in the compensation data we utilized. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Each year we evaluate base salaries as part of our management performance program, and establish each executive’s base salary for the ensuing year. In establishing base salaries, we assess the executive officer’s performance in each of the areas in which individual management objectives were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad and other significant accomplishments and contributions of the executive officer. We also review and determine if there are any significant differences in the compensation of an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilized. We increase annual base salaries if we deem such an adjustment is warranted based on differences in comparable market salaries, changes in the scope of responsibilities of the executive officer, or internal pay inequities.

Annual Cash Bonus

An important part of our compensation program for our executive officers is an annual performance based cash bonus. This practice is designed to enable us to attract and retain executive level talent, as well as providing variable compensation to incentivize and reward executives for ongoing performance which provides a contemporaneous benefit to our overall operations and successes. The cash bonus amount is determined annually as part of our management performance program. As a part of this review, we assess the executive officer’s performance in each of the areas in which individual management objectives were established, the financial performance of Myriad in the areas of responsibility of the executive officer, the overall financial performance of Myriad, and other significant accomplishments and contributions of the executive officer. The actual bonus amount is awarded each year in the discretion of the Compensation Committee without any pre-arranged targets. In fiscal 2007, bonus amounts for our named executive officers ranged from 61% to 81% of the executive’s base salary, with the larger bonus percentages following the increased rank of the executive officer. We also review and determine if there are any significant differences in the annual bonus of an executive officer compared to similar positions with the comparable companies in our industry as represented in the compensation data we utilized. We change annual cash bonuses if we deem such an adjustment is warranted based on differences in comparable market data, significant accomplishments for the year, changes in the scope of responsibilities of the executive officer, or internal pay inequities.

Long-Term Incentives

To incentivize and reward long-term performance by our executives, we provide awards of stock options. These equity-based awards help ensure that our executive officers have a stake in our long-term success by providing an incentive to improve the overall growth and value of Myriad. We believe this fosters an executive culture that aligns our executives’ interests with the long-term interests of our shareholders. Our 2003 Employee, Director and Consultant Stock Plan, as amended, or the 2003 Option Plan, allows the grant of stock options to our employees, directors and consultants. To date, we have only awarded stock options, but we may amend the 2003 Option Plan to permit the use of other equity-based awards in the future. We typically will make an initial stock option award to new executive officers upon initial hire. We also provide annual stock option awards. We have not adopted stock ownership guidelines. In recent years, we have sought annual shareholder approval for additional shares for options under our 2003 Option Plan. The Compensation Committee determines the terms of all stock option grants for the named executive officers, except for the President and CEO, whose grants of stock options are determined by the independent directors of the Board following a recommendation from the Compensation Committee.

Initial Stock Option Awards

Executives who join us are awarded initial stock option grants. These grants have an exercise price equal to the closing price of our common stock on the date of grant, which is generally the first day of the officer’s employment, and a four-year vesting schedule with 1/4th of the shares vesting on each anniversary of the date of grant. The amount of the initial stock option award is determined based on the executive’s position with us and analysis of the competitive practices of the companies similar in size to us represented in the compensation data that we review with the goal of creating a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people.

Annual Stock Option Awards

Our practice is to make annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. Annual stock option awards are made twice a year in connection with the Board of Director meetings in February and September. The Board determines the dates of its meetings for the ensuing year at a meeting of the Board in the preceding year. For example, on September 26, 2007, the Board set the dates of February 27, 2008 and September 10, 2008, as the meeting dates for the Board where stock option grants will be considered. Thus, the dates on which stock options are granted are set well in advance. The Board does not time the grant of stock options with respect to the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of the our common stock. Annual stock option awards are approved by the Compensation Committee in the case of executive officers, and in the case of our President and CEO, by the independent members of our Board of Directors upon recommendation of the Compensation Committee. Annual stock option awards are granted at an exercise price equal to the closing price of our common stock on the date of the Board meeting in which they are granted, and generally vest in equal annual installments over a four year period.

We intend that the annual aggregate value of these awards will be set near competitive median levels for companies represented in the compensation data we review, taking into consideration the total number of our outstanding shares of common stock and the relative dilution to shareholders. Individual stock option awards are based on individual accomplishments of each executive as measured by performance and achievement of individual management objectives. The Compensation Committee grants stock option awards primarily to reward performance but also to retain officers and provide incentives for future performance. The size of option grants increases as the rank of the executive officer increases. In determining the amount of stock options to be awarded, the Compensation Committee considers various factors, including, Myriad’s financial and operating performance for the applicable period; the executive officer’s contribution to Myriad’s performance; the anticipated contribution of the executive officer to Myriad’s future performance; a review of compensation for comparable positions in our peer group from our benchmarking studies; and the total compensation of the executive officer and the anticipated retentive effect of the grant of additional options.

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health and dental insurance, life and disability insurance, and a 401(k) plan. Additionally, we may provide other perquisites to new executive officers such as a signing bonus, relocation package or other related compensation as we determine on a case by case basis.

Termination Based Compensation

We recognize that, as is the case with many publicly-held corporations, the possibility of a change in control of the company exists and that such possibility, and the uncertainty and questions which it may raise among key personnel, may result in the departure or distraction of key personnel to the detriment of Myriad and its stockholders. Therefore, we have entered into a form of retention agreement with each of our executive officers to reinforce and encourage the continued employment and dedication of our executive officers without distraction from the possibility of a change in control of the company and related events and circumstances. We believe that the terms of our retention agreement are consistent with those maintained by others in our industry and therefore are important for attracting and retaining key employees who are critical to our long-term success. The potential benefits provided under the retention agreement are in addition to the current compensation arrangements we have with our executive officers. For the payments each of our named executive officers is entitled to receive upon a change in control, see “Potential Payments Upon Termination or Change-in-Control” later in this proxy statement.

Conclusion

Our compensation policies are designed and are continually being developed to retain and motivate our senior executive officers and to ultimately reward them for outstanding individual and corporate performance.

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2007 to (1) our President and Chief Executive Officer, (2) our Chief Financial Officer and (3) our three next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended June 30, 2007.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Peter D. Meldrum President and Chief Executive Officer	2007	676,978	550,761	428,543	9,084	1,665,366

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	2007	465,478	350,761	378,292	9,084	1,203,615

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	2007	465,478	300,761	378,292	9,440	1,153,971

Jay M. Moyes Chief Financial Officer	2007	355,478	220,761	352,634	9,502	938,375

Mark H. Skolnick Chief Scientific Officer	2007	377,465	150,761	279,412	9,264	816,902

(1)	Amounts shown reflect the dollar amounts of the compensation cost for equity-based compensation recognized for each of the named executive officers for financial statement reporting purposes for the fiscal year ended June 30, 2006, in accordance with FAS 123R. Information regarding the assumptions used in the valuation of option awards can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2007, filed with the SEC on August 29, 2007. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.
(2)	Consists of (i) $84.36 of premiums paid by us with respect to term life insurance for the benefit of each named executive officer and (ii) the balance of the amount shown for matching contributions made under our 401(k) plan on behalf of each named executive officer.

Grants of Plan-Based Awards

The following table shows information regarding semi-annual incentive grants of equity awards that we made during the fiscal year ended June 30, 2007 to each of the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Peter D. Meldrum President and Chief Executive Officer	9/6/2006 2/21/2007	36,000 40,000	25.57 34.43	535,054 767,392

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	9/6/2006 2/21/2007	32,000 34,000	25.57 34.43	475,603 652,283

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	9/6/2006 2/21/2007	32,000 34,000	25.57 34.43	475,603 652,283

Jay M. Moyes Chief Financial Officer	9/6/2006 2/21/2007	30,000 30,000	25.57 34.43	445,878 575,544

Mark H. Skolnick, Ph.D. Chief Scientific Officer	9/6/2006 2/21/2007	25,000 25,000	25.57 34.43	371,565 479,620

(1)	All options were granted as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The exercise price for all stock option grants is the closing price of the common stock on the day when such options are approved by the Compensation Committee in the case of executive officers, and in the case of our President and CEO, the day the grant is approved by the independent members of our Board of Directors. The options vest in equal annual installments over a four year period.
(2)	Represents the grant date fair value in accordance with FAS 123R. Information regarding the assumptions used in the valuation of option awards can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2007, filed with the SEC on August 29, 2007. Our executive officers will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into an employment agreement with no defined term with each of our named executive officers. Pursuant to each of these agreements, either party may terminate employment without cause at any time upon 15 days written notice to the other party or immediately with cause upon written notice to the other party, except in the case of Dr. Hobden, who must provide us with 30 days written notice. Each employment agreement also provides that the employee will not disclose confidential information of ours during and after employment and will not compete with us during the term of employment. Since the dates of these agreements entered into with our executive officers, the compensation paid to each executive officer has been increased and additional stock options have been granted as discussed below.

We have also entered into an Executive Retention Agreement with each of our named executive officers under which they are entitled to certain benefits upon a change in control, as discussed below under “Potential Payments Upon Termination or Change-in-Control.”

Mr. Meldrum was appointed to the position of President and Chief Executive Officer in November 1991. In May 1993, Mr. Meldrum entered into the company’s standard form of Employment Agreement as required of all Myriad employees. As recommended by our Compensation Committee and approved by the independent members of our Board of Directors, Mr. Meldrum received an annual salary of $676,978 for the fiscal year ended June 30, 2007, and will be paid an annual base salary of $727,000 for the fiscal year ending June 30, 2008. Mr. Meldrum’s discretionary bonus for fiscal 2007 was $550,000 as recommended by our Compensation Committee and approved by the independent members of our Board. On September 26, 2007, Mr. Meldrum was granted 65,000 options to purchase our common stock at $51.08, the closing price of our common stock on that date, as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The bonus, salary adjustment and stock option awards for Mr. Meldrum were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2007 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain parity within the 50-75% peer group of companies reflected by the compensation data we utilized.

Dr. Critchfield was appointed to the position of President, Myriad Genetic Laboratories, Inc. in July 1998 and entered into the company’s standard form of Employment Agreement at that time. As determined by our Compensation Committee, Dr. Critchfield received an annual salary of $465,478 for the fiscal year ended June 30, 2007, and will be paid an annual base salary of $500,000 for the fiscal year ending June 30, 2008. Dr. Critchfield’s discretionary bonus for fiscal 2007 was $350,000 as determined by our Compensation Committee. On September 26, 2007, Dr. Critchfield was granted 50,000 options to purchase our common stock at $51.08, the closing price of our common stock on that date, as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The bonus, salary adjustment and stock option awards for Dr. Critchfield were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2007 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain parity within the 50-75% peer group of companies reflected by the compensation data we utilized.

Dr. Hobden was appointed to the position of President, Myriad Pharmaceuticals, Inc. in October 1998. Dr. Hobden entered into an employment agreement at that time with terms the same as our standard form of agreement, except as described above. As determined by our Compensation Committee, Dr. Hobden received an annual salary of $465,478 for the fiscal year ended June 30, 2007 and will be paid an annual base salary of $500,000 for the fiscal year ended June 30, 2008. Dr. Hobden’s discretionary bonus for fiscal 2007 was $300,000 as determined by our Compensation Committee. On September 26, 2007, Dr. Hobden was granted 45,000 options to purchase our common stock at $51.08, the closing price of our common stock on that date, as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The bonus, salary adjustment and stock option awards for Dr. Hobden were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2007 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain parity within the 50-75% peer group of companies reflected by the compensation data we utilized.

Mr. Moyes was appointed to the position of Vice President of Finance in July 1993 and entered into the company’s standard form of Employment Agreement at that time. As determined by our Compensation Committee, Mr. Moyes received an annual salary of $355,478 for the fiscal year ended June 30, 2007, and will be paid an annual base salary of $380,000 for the fiscal year ended June 30, 2008. Mr. Moyes’ discretionary bonus for fiscal 2007 was $220,000 as determined by our Compensation Committee. On September 26, 2007, Mr. Moyes was granted 35,000 options to purchase our common stock at $51.08, the closing price of our common stock on that date, as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The bonus, salary adjustment and stock option awards for Mr. Moyes were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2007 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain parity within the 50-75% peer group of companies reflected by the compensation data we utilized.

Dr. Skolnick was appointed to the position of Executive Vice President of Research and Development in May 1991. In January 1994 Dr. Skolnick entered into the company’s standard form of Employment Agreement. As determined by our Compensation Committee, Dr. Skolnick received an annual salary of $377,465 for the fiscal year ended June 30, 2007, and will be paid an annual base salary at a rate of $500,000 for the fiscal year ending June 30, 2008. Dr. Skolnick is compensated on an hourly basis. His base salary information for fiscal 2008 reflects an annualized salary based on 2,080 hours worked in a fiscal year. Actual amounts paid to Dr. Skolnick may vary significantly depending on the actual number of hours he works. Dr. Skolnick’s discretionary bonus for fiscal 2007 was $150,000 as determined by our Compensation Committee. On September 26, 2007, Dr. Skolnick was granted 30,000 options to purchase our common stock at $51.08, the closing price of our common stock on that date, as part of our compensation policy of awarding annual stock option grants at the meetings of our Board of Directors in September and February of each fiscal year. The bonus, salary adjustment and stock option awards for Dr. Skolnick were awarded after determining the level to which he satisfied his annual MBOs for fiscal 2007 and in light of his relative contribution to the overall success and accomplishments of the company and to maintain parity within the 50-75% peer group of companies reflected by the compensation data we utilized.

In addition to the annual cash bonus paid to each of our named executive officers, all employees, including the named executive officers received a holiday bonus of $750 that was tax adjusted to $761.

All option awards granted to our named executive officers have an exercise price equal to the closing price of our common stock on the date of grant, a 10 year life, and vest annually over a four year period.

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options outstanding on the last day of the fiscal year ended June 30, 2007, to each of the executive officers named in the Summary Compensation Table. We have not granted any stock options that are subject to performance conditions, nor have we granted any stock awards.

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Peter D. Meldrum President and Chief Executive Officer	21,262 15,998 56,000 30,000 25,000 30,000 35,000 35,000 26,248 39,521 35,000 45,000 50,000 11,250 9,000 0 0	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	0 0 0 0 0 0 0 0 0 0 0 0 0 33,750 27,000 36,000 40,000	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	9.3125 4.781 25.0625 70.00 72.125 57.26 35.76 24.56 10.74 12.54 16.97 16.64 22.12 20.56 24.40 25.57 34.43	6/4/2008 6/17/2009 4/20/2010 6/21/2010 2/1/2011 6/27/2011 2/22/2012 8/16/2012 2/13/2013 9/9/2013 2/19/2014 9/8/2014 2/17/2015 9/14/2015 2/16/2016 9/6/2016 2/21/2017

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	14,222 42,000 48,000 20,000 20,000 25,000 30,000 30,000 25,000 35,000 30,000 40,000 45,000 10,000 8,000 0 0	(18) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	0 0 0 0 0 0 0 0 0 0 0 0 0 30,000 24,000 32,000 34,000	(18) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	7.031 4.781 25.0625 70.00 72.125 57.26 35.76 24.56 10.74 12.54 16.97 16.64 22.12 20.56 24.40 25.57 34.43	7/31/2008 6/17/2009 4/20/2010 6/21/2010 2/1/2011 6/27/2011 2/22/2012 8/16/2012 2/13/2013 9/9/2013 2/19/2014 9/8/2014 2/17/2015 9/14/2015 2/16/2016 9/6/2016 2/21/2017

Adrian N. Hobden, Ph.D. (21) President, Myriad Pharmaceuticals, Inc.	105,024 64,000 60,000 20,000 20,000 20,000 30,000 30,000 25,000 35,000 30,000 40,000 45,000 10,000 8,000 0 0	(19) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	0 0 0 0 0 0 0 0 0 0 0 0 0 30,000 24,000 32,000 34,000	(19) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	5.125 4.781 25.0625 70.00 72.125 57.26 35.76 24.56 10.74 12.54 16.97 16.64 22.12 20.56 24.40 25.57 34.43	10/21/2008 6/17/2009 4/20/2010 6/21/2010 2/1/2011 6/27/2011 2/22/2012 8/16/2012 2/13/2013 9/9/2013 2/19/2014 9/8/2014 2/17/2015 9/14/2015 2/16/2016 9/6/2016 2/21/2017

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Jay M. Moyes Chief Financial Officer	11,999 12,000 20,800 50,000 10,000 17,500 17,500 25,000 25,000 35,000 40,000 30,000 40,000 35,000 8,750 8,000 0 0	(1) (20) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	0 0 0 0 0 0 0 0 0 0 0 0 0 0 26,250 24,000 30,000 30,000	(1) (20) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	9.3125 4.6875 4.781 25.0625 70.00 72.125 57.26 35.76 24.56 10.74 12.54 16.97 16.64 22.12 20.56 24.40 25.57 34.43	6/4/2008 2/17/2009 6/17/2009 4/20/2010 6/21/2010 2/1/2011 6/27/2011 2/22/2012 8/16/2012 2/13/2013 9/9/2013 2/19/2014 9/8/2014 2/17/2015 9/14/2015 2/16/2016 9/6/2016 2/21/2017

Mark H. Skolnick, Ph.D. Chief Scientific Officer	70,000 31,996 50,000 10,000 7,500 7,500 25,000 25,000 35,000 40,000 25,000 30,000 30,000 6,500 6,250 0 0	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	0 0 0 0 0 0 0 0 0 0 0 0 0 19,500 18,750 25,000 25,000	(1) (2) (3) (4) (5) (6) (7) (8) (9) (10) (11) (12) (13) (14) (15) (16) (17)	9.3125 4.781 25.0625 70.00 72.125 57.26 35.76 24.56 10.74 12.54 16.97 16.64 22.12 20.56 24.40 25.57 34.43	6/4/2008 6/17/2009 4/20/2010 6/21/2010 2/1/2011 6/27/2011 2/22/2012 8/16/2012 2/13/2013 9/9/2013 2/19/2014 9/8/2014 2/17/2015 9/14/2015 2/16/2016 9/6/2016 2/21/2017

On April 14, 2005, the Board of Directors accelerated the vesting of all unvested stock options previously awarded to employees and members of the Board of Directors prior to that date, of which options to purchase approximately 1.7 million shares were held by executive officers and members of the Board of Directors. Options to be issued after that date to our named executive officers will accelerate upon a change of control of Myriad in accordance with the Executive Retention Agreements described below under “Potential Payments Upon Termination or Change-in-Control.”

(1)	The options were granted pursuant to the Myriad Genetics, Inc. 2002 Amended and Restated Employee, Director and Consultant Stock Option Plan (the “2002 Plan”) and vested as to 20% of the shares per year following June 4, 1998, the day the stock options were granted.
(2)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following June 17, 1999, the day the stock options were granted.
(3)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following April 20, 2000, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(4)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following June 21, 2000, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(5)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 1, 2001, the day the stock options were granted.
(6)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following June 27, 2001, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(7)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 22, 2002, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.

(8)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following August 16, 2002, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(9)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following February 13, 2003, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(10)	The options were granted pursuant to the 2002 Plan and vested as to 25% of the shares per year following September 9, 2003, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(11)	The options were granted pursuant to the Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) and vested as to 25% of the shares per year following February 19, 2004, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(12)	The options were granted pursuant to the 2003 Plan and vested as to 25% of the shares per year following September 8, 2004, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(13)	The options were granted pursuant to the Myriad Genetics, Inc. 2003 Plan and vested as to 25% of the shares per year following February 17, 2005, the day the stock options were granted, until April 14, 2005 when the vesting of all remaining unvested shares was accelerated.
(14)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares following September 14, 2005, the day the stock options were granted.
(15)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares following February 16, 2006, the day the stock options were granted.
(16)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares following September 6, 2006, the day the stock options were granted.
(17)	The options were granted pursuant to the 2003 Plan and vest as to 25% of the shares following February 21, 2007, the day the stock options were granted.
(18)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following July 31, 1998, the day the stock options were granted.
(19)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following October 21, 1998, the day the stock options were granted.
(20)	The options were granted pursuant to the 2002 Plan and vested as to 20% of the shares per year following February 17, 1999, the day the stock options were granted.
(21)	Does not include options to purchase 122 shares of the common stock of our wholly owned subsidiary, Myriad Pharmaceuticals, Inc. These options were granted simultaneously with options granted pursuant to our 2002 Plan. If Dr. Hobden exercises the options granted under the 2002 Plan in whole or in part, a pro-rata number of the corresponding Myriad Pharmaceuticals, Inc. options will terminate. If Dr. Hobden exercises the Myriad Pharmaceuticals, Inc. options, in whole or in part, all of the outstanding corresponding options granted under the 2002 Plan will terminate as of the date of such exercise.

Option Exercises and Stock Vested

The following table shows information regarding exercises of options to purchase our common stock by each executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Peter D. Meldrum President and Chief Executive Officer	0	0

Gregory C. Critchfield, M.D. President, Myriad Genetic Laboratories, Inc.	0	0

Adrian N. Hobden, Ph.D. President, Myriad Pharmaceuticals, Inc.	15,000	483,125

Jay M. Moyes Chief Financial Officer	16,312	288,520

Mark H. Skolnick, Ph.D. Chief Scientific Officer	80,000	1,937,398

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the options because the shares may not be sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation

We do not have any nonqualified defined contribution plans or other deferred compensation plans.

Potential Payments Upon Termination or Change-in-Control

On February 17, 2005, we entered into an Executive Retention Agreement, or a Retention Agreement, with each of our named executive officers.

Under the terms of the Retention Agreement, if the employment of an executive officer is terminated without “Cause” or if the executive officer separates from Myriad for “Good Reason” within 24 months of a “Change in Control” (each as defined in the agreement and set forth below), the executive officer will receive: (i) all salary earned through the date of termination, as well as a pro rata bonus and any compensation previously deferred; (ii) an amount equal to three times the executive’s highest annual base salary and three times the executive’s highest annual bonus at Myriad during the three-year period prior to the Change in Control; (iii) continued benefits for 36 months after the date of termination; (iv) outplacement services in an aggregate amount of up to $25,000; and (v) a gross-up payment with respect to any excise taxes or penalties due on account of any payments made to the executive under the Retention Agreement. If the employment of an executive officer is terminated by the executive officer for no reason, during the 90-day period beginning on the first anniversary of the “Change in Control Date”, then the termination shall be deemed to be termination for Good Reason for all purposes of the retention agreement except that the payment of an amount equal to three times the executive’s highest annual base salary and bonus shall be reduced by one-half. In addition, upon the occurrence of a Change in Control, all of the executive’s stock options shall become fully vested, whether or not the executive is terminated. On October 12, 2007, each of our executive Retention Agreements was amended to provide that all payments under the agreement are to be made in a lump sum, in cash, six months following the date of termination of employment, unless earlier payment, in whole or in part, following the date of termination of employment is permitted under Section 409A of the Internal Revenue Code of 1986, as amended.

Unless the terms of the Retention Agreement are either satisfied or expire on the date which is 24 months after a Change in Control, the Retention Agreement will continue in effect through December 31, 2015 and thereafter for one year terms unless we provide notice of non-renewal at least 90 days prior to the end of each term.

As defined in the Retention Agreements:

•

“Cause” means (a) the Executive’s willful and continued failure to substantially perform his or her reasonable assigned duties (other than any such failure resulting from incapacity due to physical or mental illness or any failure after the Executive gives notice of termination for Good Reason), which failure is not cured within 30 days after a written demand for substantial performance is received by the Executive from the Board of Directors of the Company which specifically identifies the manner in which the Board of Directors believes the Executive has not substantially performed the Executive’s duties; or (b) the Executive’s willful engagement in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered “willful” unless it is done, or omitted to be done, in bad faith and without reasonable belief that the Executive’s action or omission was in the best interests of the Company.

•

“Good Reason” means the occurrence, without the Executive’s written consent, of any of the following events or circumstances: (a) the assignment to the Executive of duties inconsistent in any material respect with the Executive’s position (including status, offices, titles and reporting requirements), authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control Date, (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control or (iii) the date of the adoption by the Board of Directors of a resolution providing for the Change in Control (with the earliest to occur of such dates referred to herein as the “Measurement Date”), or any other action or omission by the Company which results in a material diminution in such position, authority or responsibilities; (b) a reduction in the Executive’s annual base salary as in effect on the Measurement Date; (c) the failure by the Company to (i) continue in effect any material compensation, pension, retirement or benefit plan or program (including without limitation any 401(k), life insurance, medical, health and accident or disability plan and any vacation program or policy) (a “Benefit Plan”) in which the Executive participates or which is applicable to the Executive immediately prior to the Measurement Date, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan or program, (ii) continue the Executive’s participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive’s participation relative to other participants, than the basis existing immediately prior to the Measurement Date or (iii) award cash bonuses to the Executive in amounts and in a manner substantially consistent with past practice; (d) a change by the Company in the location at which the Executive performs his or her principal duties for the Company to a new location that is both (i) outside a radius of 50 miles from the Executive’s principal residence immediately prior to the Measurement Date and (ii) more than 50 miles from the location at which the Executive performed his or her principal duties for the Company immediately prior to the Measurement Date; or a requirement by the Company that the Executive travel on Company business to a substantially greater extent than required immediately prior to the Measurement Date; (e) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform this Agreement; or (f) any failure of the Company to pay or provide to the Executive any portion of the Executive’s compensation or benefits due under any Benefit Plan within seven days of the date such compensation or benefits are due, or any material breach by the Company of this Agreement or any employment agreement with the Executive.

•

“Change in Control” means an event or occurrence set forth in any one or more of the following (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection): (a) the acquisition by an individual, entity or group (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, or (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (b) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term “Continuing Director” means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or (c) the consummation of a merger, consolidation, reorganization, recapitalization or share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company in one or a series of transactions (a “Business Combination”), unless, immediately following such Business Combination, the following condition is satisfied: all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company’s assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the “Acquiring Corporation”) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; or (d) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

•

“Change in Control Date” means the first date during the Term on which a Change in Control occurs. Anything in this Agreement to the contrary notwithstanding, if (a) a Change in Control occurs, (b) the Executive’s employment with the Company is terminated prior to the date on which the Change in Control occurs, and (c) it is reasonably demonstrated by the Executive that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of this Agreement the “Change in Control Date” shall mean the date immediately prior to the date of such termination of employment.

The foregoing summary of the Retention Agreement is qualified in its entirety by the full text of the agreement, which we have filed as an exhibit to our Annual Report on Form 10-K.

The following table summarizes the potential payments to each of our named executive officers, assuming the occurrence of the different triggers of the Retention Agreement, as of the close of business on June 29, 2007, the last business day of our most recently concluded fiscal year.

Name	Executive Benefits and Payments Upon Termination	Change in Control ($)	Change in Control and Involuntary Termination Without Cause or for Good Reason ($)	Change in Control and Voluntary Termination ($)
Peter D. Meldrum	Base Salary	—	2,029,500	1,014,750
President and Chief Executive Officer	Bonus	—	1,650,000	825,000
	Stock Option Acceleration	1,435,313	1,435,313	1,435,313
	Cobra Benefits	—	39,128	39,128
	Outplacement	—	25,000	25,000
	Tax Gross-Up	—	1,556,561	906,129
	Total	1,435,313	6,735,502	4,245,320

Gregory C. Critchfield, M.D.	Base Salary	—	1,395,000	697,500
President, Myriad Genetic Laboratories, Inc.	Bonus	—	1,050,000	525,000
	Stock Option Acceleration	1,271,540	1,271,540	1,271,540
	Cobra Benefits	—	39,128	39,128
	Outplacement	—	25,000	25,000
	Tax Gross-Up	—	1,116,274	684,066
	Total	1,271,540	4,896,942	3,242,234

Adrian N. Hobden, Ph.D.	Base Salary	—	1,395,000	697,500
President, Myriad Pharmaceuticals, Inc.	Bonus	—	900,000	450,000
	Stock Option Acceleration	1,271,540	1,271,540	1,271,540
	Cobra Benefits	—	39,128	39,128
	Outplacement	—	25,000	25,000
	Tax Gross-Up	—	1,097,173	691,481
	Total	1,271,540	4,727,841	3,174,649

Jay M. Moyes	Base Salary	—	1,065,000	532,500
Chief Financial Officer	Bonus	—	660,000	330,000
	Stock Option Acceleration	1,174,898	1,174,898	1,174,898
	Cobra Benefits	—	39,128	39,128
	Outplacement	—	25,000	25,000
	Tax Gross-Up	—	892,856	587,925
	Total	1,174,898	3,856,882	2,689,451

Mark H. Skolnick, Ph.D.	Base Salary	—	1,130,961	565,481
Chief Scientific Officer	Bonus	—	450,000	225,000
	Stock Option Acceleration	923,598	923,598	923,598
	Cobra Benefits	—	39,128	39,128
	Outplacement	—	25,000	25,000
	Tax Gross-Up	—	723,723	444,253
	Total	923,598	3,292,409	2,2272,459

The following is a description of the assumptions that were used in creating the above table.

Vesting Acceleration Calculation—The value of the vesting acceleration was calculated by multiplying the number of unvested in-the-money option shares as of June 29, 2007 by the spread between the closing price of our stock as of June 29, 2007, which was $37.19 per share, and the exercise price of such unvested option.

Tax Gross-Up—The calculation of the tax gross up was calculated in accordance with Section 280G of the Internal Revenue Code, based upon an excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate and a 6.98% state income tax rate.

In addition, the options issued to each of our non-employee directors will become fully exercisable upon a change of control of Myriad as provided for under our stock option plans.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended June 30, 2007 to each of our non-employee directors. Directors who are employed by Myriad are not compensated for their service on our Board of Directors.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Robert S. Attiyeh (2)	59,000	120,111	179,111
Walter Gilbert, Ph.D. (3)	46,000	120,111	166,111
Arthur H. Hayes, Jr., M.D. (4)	37,750	120,111	157,861
John T. Henderson, M.D. (5)	55,000	120,111	175,111
Dennis H. Langer, M.D., J.D. (6)	59,000	120,111	179,111
Linda S. Wilson, Ph.D. (7)	63,000	120,111	183,111

(1)	Represents the dollar amount recognized for financial statement reporting purposes for the fiscal year ended June 30, 2007 in accordance with FAS 123(R), the aggregate grant date fair value of which was $258,758. Information regarding the assumptions used in the valuation of option awards in accordance with FAS 123R can be found in Note 4 “Share-Based Compensation” of our Annual Report on Form 10-K for the period ended June 30, 2007, filed with the SEC on August 29, 2007. Our directors will not realize the value of these awards in cash until these awards are exercised and the underlying shares are subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies” in our Annual Report on Form 10-K.
(2)	Mr. Attiyeh held 60,000 outstanding options as of the end of our fiscal year, June 30, 2007, of which 35,000 were vested.
(3)	Dr. Gilbert held 90,000 outstanding options as of the end of our fiscal year, June 30, 2007, of which 65,000 were vested.
(4)	Dr. Hayes held 120,000 outstanding options as of the end of our fiscal year, June 30, 2007, of which 95,000 were vested.
(5)	Dr. Henderson held 60,000 outstanding options as of the end of our fiscal year, June 30, 2007, of which 35,000 were vested.
(6)	Dr. Langer held 60,000 outstanding options as of the end of our fiscal year, June 30, 2007, of which 35,000 were vested.
(7)	Dr. Wilson held 113,900 outstanding options as of the end of our fiscal year, June 30, 2007, of which 88,900 were vested.

Director Compensation Policy

The following is a description of the standard compensation arrangements under which our non-employee directors are compensated for their service as directors, including as members of the various committees of our Board.

Cash Fees

For our fiscal year ended June 30, 2007 and for the first fiscal quarter of 2008, we paid each non-employee director the following cash fees:

Annual retainer:	$25,000 (25% paid following each quarter of service)
$10,000 additional retainer for the Chairman of the Board and Chairman of the Audit Committee (25% paid following each quarter of service)

Attendance:	$3,000 for each Board meeting
$2,000 for each telephonic Board meeting
$2,000 for each committee meeting or telephonic committee meeting

Based on the recommendations of Radford that our directors be compensated on a role-based model, beginning with the second fiscal quarter of 2008 our non-employee directors will be paid the following annual retainers (25% paid following each quarter of service):

All members	$50,000
Chairman of the Board	$35,000 additional retainer
Chairman of the Audit Committee	$25,000 additional retainer
Chairman of the Compensation Committee	$15,000 additional retainer
Chairman of the Nominating and Governance Committee	$15,000 additional retainer
Members of the Audit Committee	$12,000 additional retainer
Members of the Compensation Committee	$7,500 additional retainer
Members of the Nominating and Governance Committee	$7,500 additional retainer

We also plan to pay each non-employee director a per meeting cash fee, in an amount which has not yet been established by the Board, if they are required to attend more than five in-person meetings and four telephonic meetings each fiscal year. All directors are also reimbursed for their out-of pocket expenses incurred in attending meetings.

Stock Option Awards

Our non-employee directors are entitled to receive options under our 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”). The 2003 Plan provides for an automatic annual grant on the date of our annual meeting of stockholders to each non-employee director, other than new non-employee directors appointed within six months of the annual meeting, of a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the closing price of our common stock on the date of grant. In addition, it is our policy to grant a non-qualified option to purchase 15,000 shares of common stock, at an exercise price equal to the closing price of our common stock on the date of grant, to each new non-employee director upon initial election to the Board. Options granted to our non-employee directors are exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option. All options granted to our non-employee directors will become fully exercisable upon a change of control of Myriad or upon their death as provided for under our stock option plans.

On September 26, 2007, the Board of Directors approved an amendment to the 2003 Plan to reduce the standard vesting provisions for options granted to non-employee directors after that date from three years to one year. Under the amendment, options granted to our non-employee directors after that date will vest in full on the first anniversary of the date of grant, assuming continued membership on the Board.

Options granted during Fiscal 2007 to any named executive officers serving on the Board are reported under “Executive Compensation—Grants of Plan Based Awards.”

Equity Compensation Plan Information

As of September 28, 2007, there were 8,736,223 shares subject to issuance upon exercise of outstanding options under our stock option plans, at a weighted average exercise price of $29.93, and with a weighted average remaining life of 6.38 years. As of September 28, 2007, there were 311,793 shares available for future issuance under our stock option plans.

The following table provides certain aggregate information with respect to all of the Company’s equity compensation plans in effect as of June 30, 2007.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights	(b) Weighted- average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	8,461,862	$27.19	1,427,661

Equity compensation plans not approved by security holders	—	—	—

Total	8,461,862	$27.19	1,427,661

(1)	These plans consist of our 2002 Amended and Restated Stock Option Plan, our 2003 Employee, Director and Consultant Stock Option Plan, as amended, and our Employee Stock Purchase Plan. Does not include the additional 1,500,000 shares under the 2003 Plan that would be available for issuance if Proposal 2 is approved at the Annual Meeting. No shares are available for issuance under our 2002 Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Dennis H. Langer, M.D., J.D., Chairman

Walter Gilbert, Ph.D.

John T. Henderson, M.D.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of The Nasdaq Stock Market LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of Myriad’s financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in the Audit Committee Charter adopted by the Board, which is available on the Investor Relations—Corporate Governance section of Myriad’s website at www.myriad.com. This committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing Myriad’s overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of Myriad’s independent registered public accounting firm.

In fulfilling its responsibilities for the financial statements for fiscal 2007, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended June 30, 2007 with management and Ernst & Young LLP, Myriad’s independent auditors;

•

Discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from Ernst & Young LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board that the audited financial statements be included in Myriad’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 for filing with the SEC.

MEMBERS OF THE AUDIT COMMITTEE

Robert S. Attiyeh, Chairman

Walter Gilbert, Ph.D.

Linda S. Wilson, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, were filed on a timely basis. An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, we are required to disclose the names of directors, officers and 10% stockholders who did not file a Form 5 unless we have obtained a written statement that no filing is required or if we otherwise know that no Form 5 is required. For the fiscal year ended June 30, 2007, Mr. Meldrum and Dr. Skolnick each filed Forms 5 to report gifts they gave of Myriad stock. We received either a written statement from our directors, officers and 10% stockholders or know from other means that no additional Forms 5 were filed or were required to be filed.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In April 2001, we announced the formation of Prolexys Pharmaceuticals, Inc. (formerly known as Myriad Proteomics, Inc.), a venture of which, as of September 28, 2007, we own approximately 26%, with Hitachi, Ltd., Oracle Corporation and Peter Friedli Corporate Finance AG. We did not receive any payments from or make any payments to Prolexys in fiscal 2007 and 2006. However, the following officers and directors of Myriad have relationships with Prolexys: (1) Mr. Meldrum, our President and Chief Executive Officer and a Director, serves as a Director of Prolexys; (2) Dr. Gilbert, a Director, served as the Chairman of the Board of Directors of Prolexys until July 15, 2006 and beneficially owns less than 1% of Prolexys’ stock; (3) Dr. Skolnick, our Chief Scientific Officer and Director, served as a Director of Prolexys until July 1, 2006. Dr. Gilbert received a retainer of $60,000 per year from Prolexys for his services as Chairman of the Board. Mr. Meldrum does not receive compensation for his service with Prolexys. We reimburse Mr. Meldrum for ordinary business expenses incurred during his service with Prolexys.

Policy on Approval of Related Person Transactions

We have adopted a Policy on Related Person Transactions (the “Policy”) under which the Audit Committee reviews, approves or ratifies all related person transactions. Under our Policy, a related person transaction is one in which the Company is a participant, and the amount involved exceeds $120,000, and in which any of the following persons has or will have a direct or indirect material interest:

•	executive officers of the Corporation;

•	members of the Board;

•	beneficial holders of more than 5% of Myriad’s securities;

•	immediate family members, as defined by Item 404 of Regulation S-K promulgated under the Securities Act, of any of the foregoing persons; and

•	any other persons whom the Board determines may be considered to be related persons as defined by Item 404 of Regulation S-K promulgated under the Securities Act.

Under the Policy, the Audit Committee shall approve only those related person transactions that are determined to be in, or not inconsistent with, the best interests of Myriad and its stockholders, taking into account all available facts and circumstances as the Audit Committee determines in good faith to be necessary. These facts and circumstances will typically include, but not be limited to, the benefits of the transaction to Myriad; the impact on a Director’s independence in the event the related person is a Director, an immediate family member of a Director or an entity in which a Director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms of comparable transactions that would be available to unrelated third parties or to employees generally. No member of the Audit Committee shall participate in any review, consideration or approval of any related person transaction with respect to which the member or any of his or her immediate family members is the related person.

In reviewing and approving such transactions, the Audit Committee shall obtain, or shall direct management to obtain on its behalf, all information that the Audit Committee believes to be relevant and important to a review of the transaction prior to its approval. Following receipt of the necessary information, a discussion shall be held of the relevant factors if deemed to be necessary by the Audit Committee prior to approval. If a discussion is not deemed to be necessary, approval may be given by written consent of the Audit Committee. This approval authority may also be delegated to the Chairperson of the Audit Committee in some circumstances. It is contemplated that no related person transaction shall be entered into prior to the completion of these procedures; however, where permitted, a related person transaction may be ratified upon completion of these procedures.

The Audit Committee may adopt any further policies and procedures relating to the approval of related person transactions that it deems necessary or advisable from time to time. A copy of our Policy on Related Person Transactions is publicly available on the Investors Relations—Corporate Governance section of our website at www.myriad.com.

ELECTION OF DIRECTORS

(Notice Item 1)

The Board of Directors currently consists of eight members, classified into three classes as follows: Robert S. Attiyeh and John T. Henderson, M.D. constitute a class with a term ending in 2009 (the “Class I directors”); Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D. constitute a class with a term ending at the upcoming Annual Meeting (the “Class II directors”); and Walter Gilbert, Ph.D., Arthur H. Hayes, Jr., M.D., and Dennis H. Langer, M.D., J.D. constitute a class with a term ending in 2008 (the “Class III directors”). At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

On September 26, 2007, the Board of Directors accepted the recommendation of the Nominating and Governance Committee and voted to nominate Peter D. Meldrum, Mark H. Skolnick, Ph.D. and Linda S. Wilson, Ph.D. for election at the Annual Meeting for a term of three years to serve until the 2010 Annual Meeting of Stockholders, and until their successors have been elected and qualified, or until their earlier death, resignation, retirement or removal. Unless authority to vote for any of these nominees is withheld, the shares represented by a validly executed proxy will be voted FOR the election as directors of Mr. Meldrum, Dr. Skolnick and Dr. Wilson. In the event that any nominee should become unable or unwilling to serve, the shares represented by a validly executed proxy will be voted for the election of such other person as the Board of Directors may recommend in his/her place, unless the Board chooses to reduce the number of directors serving on the Board. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted affirmatively or negatively at the Annual Meeting is required to elect each nominee as a director.

We have adopted a policy on plurality votes for the election of directors. Under this policy, in non-contested elections, if a director receives a greater number of WITHHOLD votes than FOR votes, the Board will decide, through a process managed by the Nominating and Governance Committee and excluding the nominee in question, whether it should request that the director submit his or her resignation, maintain the director but address what the Nominating and Governance Committee believes is the underlying cause of the WITHHOLD votes, or resolve not to re-nominate the director in the future for election. A copy of this policy is publicly available on the Investor Relations—Corporate Governance section of our website at www.myriad.com.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. PETER D. MELDRUM, DR. MARK H. SKOLNICK AND DR. LINDA S. WILSON AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INCREASE IN THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER OUR 2003 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

(Notice Item 2)

General

The Myriad Genetics, Inc. 2003 Employee, Director and Consultant Stock Option Plan (the “2003 Plan”) was approved by our Board of Directors and stockholders in 2003. As of September 28, 2007, a total of 6,154,917 shares of common stock plus such additional shares as are represented by options previously granted under our 2002 Amended and Restated Stock Option Plan (the “2002 Plan”) which are cancelled or expire in the future are reserved for issuance under the 2003 Plan. As of September 28, 2007, options to purchase 5,285,928 shares of common stock are outstanding under the 2003 Plan, 557,196 shares have been issued upon the exercise of options granted under the 2003 Plan and 311,793 options remain available for issuance. As of September 28, 2007, options to purchase 3,450,295 shares of common stock are outstanding under the 2002 Plan and no shares are available for issuance. By its terms, the 2003 Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. On September 26, 2007, the Board of Directors voted to approve an amendment to the 2003 Plan to increase the aggregate number of shares of common stock which may be offered under the Plan by an additional 1,500,000 shares. This amendment is being submitted for your approval to ensure continued qualification of the 2003 Plan under the rules of The Nasdaq Stock Market LLC and in order to receive favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code.

Material Features of the 2003 Plan

The following paragraphs provide a summary of the principal features of our 2003 Plan and its operation.

The purpose of the 2003 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of common stock by our employees, directors and consultants. The 2003 Plan is administered by our Board of Directors, except to the extent it has delegated authority to a committee of the Board. Subject to the provisions of the 2003 Plan, the Board of Directors determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, except that options for our President and Chief Executive Officer are determined by the independent directors of the Board following a recommendation from the Compensation Committee and options to our other executive officers are determined by the Compensation Committee. For new hires, a special committee of the Board determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted. All employees, directors and consultants of Myriad and its affiliates are eligible to participate in the 2003 Plan. As of September 28, 2006, we had 847 full-time equivalent employees.

Options granted under the 2003 Plan may be either (i) options intended to qualify as “incentive stock options” under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 2003 Plan to employees of Myriad and its affiliates. Non-qualified stock options may be granted to consultants, directors and employees of Myriad and its affiliates. No participant may be granted, during any fiscal year, options to purchase more than 500,000 shares of common stock. The 2003 Plan also provides for the automatic grant annually of 15,000 non-qualified options to each of our non-employee directors. However, non-employee directors nominated pursuant to a contractual obligation are not entitled to such automatic grants. The automatic grant, which will be issued on the date of each annual stockholders’ meeting, has a ten-year term, has an exercise price equal to the closing price of our common stock on the date of grant and for options granted prior to September 26, 2007 vest one-third (1/3) per year, assuming continued membership on the Board. On September 26, 2007, the Board of Directors amended the 2003 Plan to provide that options granted to non-employee directors after that date shall vest in full on the first anniversary of the date of grant, subject to continued membership on the Board. In addition, the option will become fully exercisable upon a change of control of Myriad or the death of the director. Options granted to non-employee directors are exercisable after the termination of the director’s service on the Board to the extent exercisable on the date of such termination for the remainder of the life of the option.

The aggregate fair market value (determined at the time of grant) of shares issuable to a participant pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of Myriad may not exceed $100,000. Incentive stock options granted under the 2003 Plan may not be granted at a price less than to the closing price of our common stock on the date of grant, or 110% of such closing price in the case of employees holding 10% or more of our voting stock. Non-qualified stock options granted under the 2003 Plan may not be granted at an exercise price less than the closing price of our common stock on the date of grant. An option granted under the 2003 Plan is exercisable, during the option holder’s lifetime, only by the option holder and is not transferable by him or her except (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable option agreement.

An option granted under the 2003 Plan cannot generally be exercised until it becomes vested. Except as set forth above for automatic director grants, the Compensation Committee establishes the vesting schedule of each option at the time of grant, although the options granted to our employees typically vest in equal annual installments over four years. Options become exercisable at the times and on the terms established by the Compensation Committee. Options granted under the 2003 Plan expire at the times established by the Compensation Committee, but not later than 10 years after the grant date. However, incentive stock options granted under the 2003 Plan may not expire more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of our voting stock.

In granting any non-qualified stock option, the Board or its committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Board or its committee shall determine. Options granted under the 2003 Plan are generally exercisable after the termination of the option holder’s employment with us (other than by reason of death, disability or termination for cause as defined in the 2003 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option’s specified expiration date or three months after such termination for incentive stock options and for non-qualified options, for the remainder of the life of the option. Generally, in the event of the option holder’s death, all incentive stock options and non-qualified stock options immediately vest and may be exercised by the option holder’s survivors at any time until the option’s specified expiration date. In the event of the option holder’s disability, incentive stock options and non-qualified stock options generally may be exercised, to the extent exercisable on the date of disability (plus a pro rata portion of the option if the option vests periodically), by the option holder at any time prior to the earlier of the option’s specified expiration date or one year from the date of the option holder’s disability for incentive stock options and for non-qualified stock options until the option’s specified expiration date. In the event of the option holder’s termination for cause, all outstanding and unexercised options are forfeited.

If the shares of our common stock shall be subdivided or combined into a greater or smaller number of shares or if we shall issue any shares of common stock as a stock dividend on our outstanding common stock, the number of shares of common stock deliverable upon the exercise of an option granted under the 2003 Plan shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend. If we were to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of our assets or otherwise (an “Acquisition”), the Board of Directors or the board of directors of any entity assuming our obligations under the 2003 Plan (the “Successor Board”), shall, as to outstanding options under the 2003 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of common stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Plan Administrator, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Plan Administrator, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of Myriad (other than an Acquisition) pursuant to which securities of Myriad or of another corporation are issued with respect to the outstanding shares of common stock, an option holder upon exercising an option under the 2003 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities he or she would have received if he or she had exercised such option prior to such recapitalization or reorganization.

The 2003 Plan may be amended by our stockholders. The 2003 Plan may also be amended by the Board of Directors, provided that any amendment approved by the Board of Directors which is of a scope that requires stockholder approval as required by the rules of The Nasdaq Stock Market, LLC, in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422, or for any other reason is subject to obtaining such stockholder approval.

On September 28, 2007, the closing market price per share of our common stock was $52.15, as reported by The NASDAQ Global Select Market.

Federal Income Tax Considerations

The following is a description of certain United States federal income tax consequences of the issuance and exercise of options under our 2003 Plan:

Stock options granted under the 2003 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code, or non-qualified stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the option holder at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the difference between the fair market value of the shares on the date of exercise and the exercise price will be an item of tax preference includible in “alternative minimum taxable income.” The option holder will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of a taxable disposition. For federal tax purposes, dispositions are divided into two categories: qualifying and disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the option holder has held the shares for more than two years after the option grant date and more than one year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition of the shares, the option holder will recognize long-term capital gain in an amount equal to the excess of the amount realized upon the sale or other disposition of the purchased shares over the exercise price paid for those shares. If there is a disqualifying disposition of the shares, then the excess of the fair market value of the shares on the exercise date (or the amount realized on a disqualifying sale, if less) over the exercise price paid for those shares will be taxable as ordinary income to the option holder; any additional gain or loss recognized upon the disposition will be taxable as a capital gain or loss.

Non-Statutory Options. No taxable income is recognized by an option holder upon the grant of a non-statutory option. The option holder will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the option holder will be required to satisfy the tax withholding requirements applicable to such income.

An option holder’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

We will generally be entitled to an income tax deduction equal to the amount of ordinary income recognized by the option holder with respect to the exercise of a non-statutory option or the disqualifying disposition of an incentive stock option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the option holder.

The affirmative vote of a majority of the shares voted affirmatively or negatively for the proposal at the Annual Meeting is required to approve the increase in the aggregate number of shares of common stock available under the 2003 Plan.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE 2003 PLAN TO INCREASE BY 1,500,000 SHARES THE AGGREGATE NUMBER OF SHARES FOR WHICH STOCK OPTIONS MAY BE GRANTED UNDER THE PLAN. PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE AMENDMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

INDEPENDENT PUBLIC ACCOUNTANTS

(Notice Item 3)

The Audit Committee has appointed Ernst & Young LLP, independent public accountants, to audit our financial statements for the fiscal year ending June 30, 2008. The Board proposes that the stockholders ratify this appointment, although such ratification is not required under Delaware law or our Restated Certificate of Incorporation, as amended, or our Restated By-Laws. Ernst & Young LLP audited our financial statements for the fiscal year ended June 30, 2007. We expect that representatives of Ernst & Young LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. KPMG LLP was our independent public accountants for the fiscal year ended June 30, 2006.

Change in Certifying Accountant

On September 8, 2006, the Audit Committee dismissed KPMG LLP as the Company’s independent registered public accounting firm. On that same date, the Audit Committee appointed Ernst & Young LLP to serve as our independent registered public accounting firm for our fiscal year ending June 30, 2007.

The audit reports of KPMG LLP on the Company’s consolidated financial statements as of and for the fiscal year ended June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. The audit reports of KPMG LLP on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of June 30, 2006 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended June 30, 2006, and through September 8, 2006, there were no (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to KPMG’s satisfaction, would have caused KPMG to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events described under Item 304(a)(1)(v) of Regulation S-K.

In deciding to select Ernst & Young LLP, the Audit Committee reviewed auditor independence issues and existing commercial relationships with Ernst & Young LLP and concluded that Ernst & Young LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending June 30, 2008. During the fiscal year ended June 30, 2006, and through September 8, 2006, the Company did not consult with Ernst & Young LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The following table presents fees for professional audit services rendered by Ernst & Young LLP and KPMG LLP during the last two fiscal years:

Type of Fee	Ernst & Young LLP Fiscal Year Ended 6/30/07	KPMG LLP Fiscal Year Ended 6/30/06
Audit Fees	$105,000	$305,760
Audit Related Fees	$44,500	$53,000
Tax Fees	$0	$33,500
All Other Fees	$0	$0

Total	$149,500	$392,260

Audit Fees—Fees for the audit of our annual financial statements included in our report on Form 10-K, audit of our internal controls, and reviews of our quarterly financial statements included in our reports on Form 10-Q. Audit fees include those amounts invoiced to the Company prior to our fiscal year end. Total audit fees for the audit of our June 30, 2007 financial statements and internal controls are projected to be approximately $280,000.

Audit Related Fees—Fees for other audit related services including other SEC filings, comfort letters and consents.

Tax Fees—Fees for preparation and review of tax returns and tax consultations.

All Other Fees—We did not engage Ernst & Young or KPMG LLP to perform any other services other than those listed separately above for the fiscal years indicated.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor, engagement letters describing the scope of service and the anticipated fees are negotiated and approved by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the shares voted affirmatively or negatively at the Annual Meeting is required to ratify the appointment of the independent public accountants.

If our stockholders ratify the selection of Ernst & Young LLP, the Audit Committee may still, in its discretion, decide to appoint a different independent auditor at any time during the fiscal year ending June 30, 2008, if it concludes that such a change would be in the best interests of Myriad and our stockholders. If our stockholders fail to ratify the selection, the Audit Committee will reconsider, but not necessarily rescind, the appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

CORPORATE CODE OF CONDUCT AND ETHICS

We have adopted a Corporate Code of Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officers, and every member of our Board of Directors. A copy of the Corporate Code of Conduct and Ethics is publicly available on the Investors Relations—Corporate Governance section of our website at www.myriad.com. Disclosure regarding any amendments to, or waivers from, provisions of our Corporate Code of Conduct and Ethics that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market LLC.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our Annual Meeting of Stockholders to be held in 2008 (the “2008 Meeting”), we must receive stockholder proposals no later than June 17, 2008. To be considered for presentation at the 2008 Meeting, although not included in the proxy statement, proposals (including nominations) must be received no earlier than August 17, 2008 and no later than September 16, 2008. Notwithstanding the foregoing, in the event that the number of directors is to be increased at the 2008 Meeting and we do not issue a public announcement naming the nominees and specifying the size of the increase by September 6, 2008, to be considered for presentation at the 2008 Meeting, although not included in the proxy statement, nominations must be received not later than the tenth day following the day on which such public announcement is made. Proposals not received in a timely manner will not be voted on at the Annual Meeting. If a proposal is received in a timely manner, the proxies that management solicits for the 2008 Meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals must also comply with our Restated By-Laws, a copy of which is available by contacting our Secretary, and the corporate governance policies applicable to nominations for directors, copies of which are available through the Investor Relations—Corporate Governance section of our website at www.myriad.com. All stockholder proposals should be marked for the attention of: Secretary, Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108.

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

By order of the Board of Directors:

Richard M. Marsh

Secretary

Salt Lake City, Utah

October 15, 2007

OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2007 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT US, IS AVAILABLE ON THE INTERNET AT WWW.MYRIAD.COM AND IS AVAILABLE IN PAPER FORM TO BENEFICIAL OWNERS OF OUR COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO: RICHARD M. MARSH, SECRETARY, MYRIAD GENETICS, INC., 320 WAKARA WAY, SALT LAKE CITY, UTAH 84108 (801-584-3600).

MYRIAD GENETICS, INC.

THIS PROXY IS BEING SOLICITED BY MYRIAD GENETICS, INC.’S

BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated October 15, 2007 in connection with the Annual Meeting to be held at 9:00 a.m., MST, on Thursday, November 15, 2007 at the offices of Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108 and hereby appoints Peter D. Meldrum and Jay M. Moyes, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of MYRIAD GENETICS, INC. registered in the name provided herein which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

SEE REVERSE SIDE FOR ALL PROPOSALS. If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes. Please mark, date and return this card promptly, using the enclosed envelope. No postage is required if mailed in the United States.

(SEE REVERSE SIDE)

Electronic Distribution

If you would like to receive future Myriad Genetics, Inc. proxy statements and annual reports electronically, please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

Please Detach and Mail in the Envelope Provided

[X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1. Election of two Class II Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate) for a three-year term.

Nominees: Peter D. Meldrum, Mark H. Skolnick, Ph.D., and Linda S. Wilson, Ph.D.

FOR	WITHHELD
☐	☐

☐_______________________________________

    For all nominees except as noted above.

2. Proposal to amend the 2003 Employee, Director and Consultant Stock Option Plan to increase the number of shares of common stock available for issuance thereunder by 1,500,000 shares.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2008.

FOR	AGAINST	ABSTAIN
☐	☐	☐

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this proxy will be voted FOR Proposals 1, 2 and 3.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature: ________________________	Date: __________________
Signature: ________________________	Date: __________________

NOTE: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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